                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                          FORM 8-K/A - AMENDMENT NO. 2

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934





      Date of report (Date of earliest event reported):  NOVEMBER 10, 1994
                                                         -----------------

                             FIRST BANK SYSTEM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  1-6880                 41-0255900

 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)          File Number)          Identification No.)


   601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA               55402
   -----------------------------------------------               -----
      (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code:  612-973-1111
                                                             ------------


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

The undersigned registrant hereby amends its Current Report on Form 8-K filed on August 5, 1994, to revise the Pro Forma Financial Information as set forth in the pages attached hereto:


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (b)  Pro Forma Financial Information -

               Proforma financial information, required to be filed pursuant to
               Item 7(b) of Form 8-K filed on August 5, 1994, reflecting the acquisition of Metropolitan Financial Corporation.





                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          FIRST BANK SYSTEM, INC.




                                          By /s/ David J. Parrin
                                            --------------------------------
                                             David J. Parrin
                                             Senior Vice President & Controller




DATE:  NOVEMBER 10, 1994

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited Pro Forma Combined Balance Sheet as of September 30, 1994, combines the historical consolidated balance sheets of FBS and MFC as if the Merger had been effective on September 30, 1994, after giving effect to certain adjustments described in the attached Notes to Pro Forma Combined Financial Statements. The unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1994 and 1993, and the years ended December 31, 1993, 1992 and 1991, present the combined results of operations of FBS and MFC as if the Merger had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Pro Forma Combined Financial Statements.

    The unaudited pro forma combined financial statements and accompanying notes reflect the application of the pooling-of-interests method of accounting for the MFC transaction. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of FBS and MFC are combined and recorded at their historical amounts.

    The pro forma combined financial information included within is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the acquisition been consummated prior to the periods indicated.

                                     INDEX


                                                                                                      PAGE
                                                                                                    ---------
Pro Forma Combined Balance Sheet at September 30, 1994............................................  F-2
Pro Forma Combined Statements of Income:
    Nine months Ended September 30, 1994..........................................................  F-3
    Nine months Ended September 30, 1993..........................................................  F-4
    Year ended December 31, 1993..................................................................  F-5
    Year ended December 31, 1992..................................................................  F-6
    Year ended December 31, 1991..................................................................  F-7
Notes to Pro Forma Combined Financial Statements..................................................  F-8

                            FIRST BANK SYSTEM, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                               SEPTEMBER 30, 1994
                             (DOLLARS IN MILLIONS)

                                                                                               MERGER
                                                                       FBS          MFC      ADJUSTMENTS   PRO FORMA
                                                                   HISTORICAL   HISTORICAL   (SEE NOTES)   COMBINED
                                                                   -----------  -----------  -----------  -----------
ASSETS
Cash and due from banks..........................................   $   1,870    $      82    $    (922)   $   1,030
Federal funds sold and other short-term deposits.................          79           31          (13)          97
Securities purchased under agreements to resell..................         281       --                           281
Trading account securities.......................................         108       --                           108
Available-for-sale securities....................................       3,377          629        1,554        5,560
Investment securities............................................      --            1,626       (1,626)      --
Loans............................................................      19,110        5,266                    24,376
Allowance for loan losses........................................         437           40           14          491
                                                                   -----------  -----------  -----------  -----------
  Net loans......................................................      18,673        5,226          (14)      23,885
Bank premises and equipment......................................         392          101          (26)         467
Interest receivable..............................................         138           45                       183
Customers' liability on acceptances..............................         116       --                           116
Other assets.....................................................       1,296          333           42        1,671
                                                                   -----------  -----------  -----------  -----------
      Total assets...............................................   $  26,330    $   8,073    $  (1,006)   $  33,397
                                                                   -----------  -----------  -----------  -----------
                                                                   -----------  -----------  -----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Domestic:
  Noninterest-bearing............................................   $   6,030    $     221    $     (38)   $   6,213
  Interest-bearing...............................................      12,763        5,285         (914)      17,134
                                                                   -----------  -----------  -----------  -----------
    Total deposits...............................................      18,793        5,506         (952)      23,347
Federal funds purchased..........................................       2,118       --                         2,118
Securities sold under agreements to repurchase...................         695          410                     1,105
Other short-term funds borrowed..................................         399          386                       785
Long-term debt...................................................       1,265        1,137                     2,402
Acceptances outstanding..........................................         116       --                           116
Other liabilities................................................         625          136           59          820
                                                                   -----------  -----------  -----------  -----------
      Total liabilities..........................................      24,011        7,575         (893)      30,693
Shareholders' Equity
  Preferred stock................................................         106            0            0          106
  Common stock...................................................         145            1           26          172
  Capital surplus................................................         728          241          (38)         931
  Retained earnings..............................................       1,392          279         (124)       1,547
  Treasury stock.................................................         (52)         (23)          23          (52)
                                                                   -----------  -----------  -----------  -----------
      Total shareholders' equity.................................       2,319          498         (113)       2,704
                                                                   -----------  -----------  -----------  -----------
        Total liabilities and shareholders' equity...............   $  26,330    $   8,073    $  (1,006)   $  33,397
                                                                   -----------  -----------  -----------  -----------
                                                                   -----------  -----------  -----------  -----------

       See Notes to the unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

                                                                      FBS          MFC        SALE OF    PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                   HISTORICAL  HISTORICAL   SUBSIDIARY    COMBINED
- -----------------------------------------------------------------  ----------  -----------  -----------  ----------
INTEREST INCOME
Loans............................................................    $1,091.5   $   301.4                  $1,392.9
Securities:
  Taxable........................................................       151.7        91.9                     243.6
  Exempt from federal income taxes...............................         9.1      --                           9.1
Other interest income............................................        18.0         4.7                      22.7
                                                                      -------  -----------                  -------
    Total interest income........................................     1,270.3       398.0                   1,668.3
INTEREST EXPENSE
Deposits.........................................................       268.3       169.5                     437.8
Federal funds purchased and repurchase agreements................        60.1         6.4                      66.5
Other short-term funds borrowed..................................        10.0        11.3                      21.3
Long-term debt...................................................        48.1        46.5                      94.6
                                                                      -------  -----------                  -------
    Total interest expense.......................................       386.5       233.7                     620.2
                                                                      -------  -----------                  -------
Net interest income..............................................       883.8       164.3                   1,048.1
Provision for credit losses......................................        70.0         9.6                      79.6
                                                                      -------  -----------                  -------
Net interest income after provision for credit losses............       813.8       154.7                     968.5
NONINTEREST INCOME
Trust fees.......................................................       117.5      --                         117.5
Credit card fees.................................................       128.7      --                         128.7
Service charges on deposit accounts..............................        87.7         9.7                      97.4
Edina Realty commission income...................................          --        27.8   $    (27.8 )         --
Insurance commissions............................................        17.4         6.5                      23.9
Securities gains.................................................        (2.8)       (0.1 )                    (2.9)
Other............................................................       116.4        19.2         (0.4 )      135.2
                                                                      -------  -----------  -----------     -------
    Total noninterest income.....................................       464.9        63.1        (28.2 )      499.8
NONINTEREST EXPENSE
Salaries.........................................................       292.9        50.5         (7.9 )      335.5
Employee benefits................................................        70.6        13.1         (1.3 )       82.4
Net occupancy....................................................        65.7        19.1         (5.6 )       79.2
Furniture and equipment..........................................        58.1         4.5         (1.0 )       61.6
FDIC insurance...................................................        34.8         9.2                      44.0
Professional services............................................        23.6         4.2         (0.7 )       27.1
Amortization of goodwill and other intangibles...................        28.4         3.9         (0.5 )       31.8
Other............................................................       208.3        63.2        (22.4 )      249.1
                                                                      -------  -----------  -----------     -------
    Total noninterest expense....................................       782.4       167.7        (39.4 )      910.7
                                                                      -------  -----------  -----------     -------
Income before income taxes.......................................       496.3        50.1         11.2        557.6
Applicable income taxes..........................................       187.0        19.1          4.1        210.2
                                                                      -------  -----------  -----------     -------
Net income.......................................................      $309.3  $     31.0   $      7.1       $347.4
                                                                      -------  -----------  -----------     -------
                                                                      -------  -----------  -----------     -------
Net income applicable to common equity...........................      $300.0                                $338.1
                                                                      -------                               -------
                                                                      -------                               -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................  114,347,741                           136,331,806
Primary and fully diluted net income.............................       $2.62                                 $2.48

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993

                                                                      FBS          MFC         SALE OF     PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                   HISTORICAL  HISTORICAL    SUBSIDIARY     COMBINED
- -----------------------------------------------------------------  ----------  -----------  -------------  ----------
INTEREST INCOME
Loans............................................................    $1,046.0   $   242.1                    $1,288.1
Securities:
  Taxable........................................................       171.3       105.6                       276.9
  Exempt from federal income taxes...............................         9.9      --                             9.9
Other interest income............................................        23.6         3.6                        27.2
                                                                      -------  -----------                    -------
    Total interest income........................................     1,250.8       351.3                     1,602.1
INTEREST EXPENSE
Deposits.........................................................       329.7       175.9                       505.6
Federal funds purchased and repurchase agreements................        24.2      --                            24.2
Other short-term funds borrowed..................................        14.1         7.8                        21.9
Long-term debt...................................................        39.5        21.0                        60.5
                                                                      -------  -----------                    -------
    Total interest expense.......................................       407.5       204.7                       612.2
                                                                      -------  -----------                    -------
Net interest income..............................................       843.3       146.6                       989.9
Provision for credit losses......................................        98.2         6.0                       104.2
                                                                      -------  -----------                    -------
Net interest income after provision for credit losses............       745.1       140.6                       885.7
NONINTEREST INCOME
Trust fees.......................................................       108.6      --                           108.6
Credit card fees.................................................        99.6      --                            99.6
Service charges on deposit accounts..............................        86.9         7.8                        94.7
Edina Realty commission income...................................          --        27.0   $     (27.0  )         --
Insurance commissions............................................        15.6         2.6                        18.2
Securities gains.................................................         0.3         0.1                         0.4
Other............................................................       112.7        23.7          (0.8  )      135.6
                                                                      -------  -----------       ------       -------
    Total noninterest income.....................................       423.7        61.2         (27.8  )      457.1
NONINTEREST EXPENSE
Salaries.........................................................       294.1        44.9          (6.8  )      332.2
Employee benefits................................................        66.7        10.4          (1.2  )       75.9
Net occupancy....................................................        70.6        16.7          (5.0  )       82.3
Furniture and equipment..........................................        53.5         3.9          (0.8  )       56.6
FDIC insurance...................................................        34.9         7.9                        42.8
Professional services............................................        26.0         3.2          (0.3  )       28.9
Amortization of goodwill and other intangibles...................        22.9         3.1          (0.4  )       25.6
Merger, integration and restructuring............................        72.2         3.5                        75.7
Other............................................................       204.3        47.8          (9.5  )      242.6
                                                                      -------  -----------       ------       -------
    Total noninterest expense....................................       845.2       141.4         (24.0  )      962.6
                                                                      -------  -----------       ------       -------
Income before income taxes.......................................       323.6        60.4          (3.8  )      380.2
Applicable income taxes..........................................       121.5        13.1          (1.8  )      132.8
                                                                      -------  -----------       ------       -------
Net income.......................................................      $202.1  $     47.3   $      (2.0  )     $247.4
                                                                      -------  -----------       ------       -------
                                                                      -------  -----------       ------       -------
Net income applicable to common equity...........................      $179.8                                  $225.1
                                                                      -------                                 -------
                                                                      -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................  113,677,049                             135,179,910
Primary and fully diluted net income.............................       $1.58                                   $1.67

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                     FBS           MFC         SALE OF     PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                  HISTORICAL   HISTORICAL    SUBSIDIARY     COMBINED
- ---------------------------------------------------------------  ------------  -----------  -------------  ----------
INTEREST INCOME
Loans..........................................................      $1,398.6   $   331.9                    $1,730.5
Securities:
  Taxable......................................................         218.2       136.0                       354.2
  Exempt from federal income taxes.............................          14.6      --                            14.6
Other interest income..........................................          30.4         4.8                        35.2
                                                                        -----  -----------                    -------
    Total interest income......................................       1,661.8       472.7                     2,134.5
INTEREST EXPENSE
Deposits.......................................................         423.7       231.8                       655.5
Federal funds purchased and repurchase agreements..............          31.8      --                            31.8
Other short-term funds borrowed................................          19.0         1.2                        20.2
Long-term debt.................................................          54.4        41.6                        96.0
                                                                        -----  -----------                    -------
    Total interest expense.....................................         528.9       274.6                       803.5
                                                                        -----  -----------                    -------
Net interest income............................................       1,132.9       198.1                     1,331.0
Provision for credit losses....................................         125.2         7.8                       133.0
                                                                        -----  -----------                    -------
Net interest income after provision for credit losses..........       1,007.7       190.3                     1,198.0
NONINTEREST INCOME
Trust fees.....................................................         146.1      --                           146.1
Credit card fees...............................................         137.1      --                           137.1
Service charges on deposit accounts............................         115.3        11.5                       126.8
Edina Realty commission income.................................            --        35.3   $     (35.3  )        0.0
Insurance commissions..........................................          20.9         4.6                        25.5
Securities gains...............................................           0.3      --                             0.3
Other..........................................................         149.9        37.1          (0.9  )      186.1
                                                                        -----  -----------       ------       -------
    Total noninterest income...................................         569.6        88.5         (36.2  )      621.9
NONINTEREST EXPENSE
Salaries.......................................................         389.1        63.1          (9.4  )      442.8
Employee benefits..............................................          86.3        14.8          (1.5  )       99.6
Net occupancy..................................................          93.4        23.2          (6.4  )      110.2
Furniture and equipment........................................          72.7         5.3          (1.4  )       76.6
FDIC insurance.................................................          46.4        11.1                        57.5
Professional services..........................................          36.7         4.9          (1.1  )       40.5
Amortization of goodwill and other intangibles.................          30.6         4.1                        34.7
Merger, integration and restructuring..........................          72.2         3.5                        75.7
Other..........................................................         273.1        62.3         (13.3  )      322.1
                                                                        -----  -----------       ------       -------
    Total noninterest expense..................................       1,100.5       192.3         (33.1  )    1,259.7
                                                                        -----  -----------       ------       -------
Income before income taxes.....................................         476.8        86.5          (3.1  )      560.2
Applicable income taxes........................................         178.8        21.3          (1.5  )      198.6
                                                                        -----  -----------       ------       -------
Net income.....................................................       $ 298.0  $     65.2   $      (1.6  )    $ 361.6
                                                                      -------  -----------       ------       -------
                                                                      -------  -----------       ------       -------
Net income applicable to common equity.........................       $ 270.2                                 $ 333.8
                                                                      -------                                 -------
                                                                      -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares....................   113,075,429                              134,615,088
Primary and fully diluted net income...........................         $2.39                                   $2.48

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                     FBS           MFC         SALE OF     PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                  HISTORICAL   HISTORICAL    SUBSIDIARY     COMBINED
- ---------------------------------------------------------------  ------------  -----------  -------------  ----------
INTEREST INCOME
Loans..........................................................      $1,418.8   $   268.2                    $1,687.0
Securities:
  Taxable......................................................         186.4       151.8                       338.2
  Exempt from federal income taxes.............................          12.0      --                            12.0
Other interest income..........................................          64.1         4.8                        68.9
                                                                      -------  -----------                    -------
    Total interest income......................................       1,681.3       424.8                     2,106.1
INTEREST EXPENSE
Deposits.......................................................         568.7       234.3                       803.0
Federal funds purchased and repurchase agreements..............          37.1      --                            37.1
Other short-term funds borrowed................................          14.3         2.8                        17.1
Long-term debt.................................................          66.1        35.1                       101.2
                                                                      -------  -----------                    -------
    Total interest expense.....................................         686.2       272.2                       958.4
                                                                      -------  -----------                    -------
Net interest income............................................         995.1       152.6                     1,147.7
Provision for credit losses....................................         183.4         8.3                       191.7
                                                                      -------  -----------                    -------
Net interest income after provision for credit losses..........         811.7       144.3                       956.0
NONINTEREST INCOME
Trust fees.....................................................         127.8      --                           127.8
Credit card fees...............................................         116.9      --                           116.9
Service charges on deposit accounts............................         108.4         6.9                       115.3
Edina Realty commission income.................................            --        32.1   $     (32.1  )        0.0
Insurance commissions..........................................          27.3         0.9                        28.2
Securities gains...............................................           1.9        44.3                        46.2
Other..........................................................         153.4        29.5          (1.8  )      181.1
                                                                      -------  -----------       ------       -------
    Total noninterest income...................................         535.7       113.7         (33.9  )      615.5
NONINTEREST EXPENSE
Salaries.......................................................         388.7        48.8          (8.8  )      428.7
Employee benefits..............................................          85.5        11.5          (1.4  )       95.6
Net occupancy..................................................          87.9        16.0          (6.2  )       97.7
Furniture and equipment........................................          67.2         3.9          (1.3  )       69.8
FDIC insurance.................................................          42.2         9.3                        51.5
Professional services..........................................          38.7         4.8          (0.3  )       43.2
Amortization of goodwill and other intangibles.................          25.2         4.0                        29.2
Merger, integration and restructuring..........................          84.0      --                            84.0
Other..........................................................         294.9        49.6         (12.8  )      331.7
                                                                      -------  -----------       ------       -------
    Total noninterest expense..................................       1,114.3       147.9         (30.8  )    1,231.4
                                                                      -------  -----------       ------       -------
Income before income taxes.....................................         233.1       110.1          (3.1  )      340.1
Applicable income taxes........................................          78.6        42.6          (1.4  )      119.8
                                                                      -------  -----------       ------       -------
Income before extraordinary item and cumulative effect of
 changes in accounting principles..............................         154.5        67.5          (1.7  )      220.3
Extraordinary item.............................................            --        (6.3 )                     (6.3)
Cumulative effect of changes in accounting principles..........         157.3        75.9                       233.2
                                                                      -------  -----------       ------       -------
Net income.....................................................       $ 311.8  $    137.1   ($      1.7  )    $ 447.2
                                                                      -------  -----------       ------       -------
                                                                      -------  -----------       ------       -------
Net income applicable to common equity.........................       $ 281.6                                 $ 417.0
                                                                      -------                                 -------
                                                                      -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares....................   105,361,022                              124,670,657
Primary and fully diluted income before extraordinary item and
 cumulative effect of changes in accounting principles.........         $1.18                                   $1.52
Primary and fully diluted net income...........................          2.67                                    3.34

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1991

                                                                     FBS           MFC        SALE OF    PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                  HISTORICAL   HISTORICAL   SUBSIDIARY    COMBINED
- ---------------------------------------------------------------  ------------  -----------  -----------  ----------
INTEREST INCOME
Loans..........................................................      $1,624.3   $   217.0                  $1,841.3
Securities:
  Taxable......................................................         221.1       159.9                     381.0
  Exempt from federal income taxes.............................          19.1      --                          19.1
Other interest income..........................................          97.5        30.1                     127.6
                                                                      -------  -----------                  -------
    Total interest income......................................       1,962.0       407.0                   2,369.0
INTEREST EXPENSE
Deposits.......................................................         872.8       256.0                   1,128.8
Federal funds purchased and repurchase agreements..............          57.9      --                          57.9
Other short-term funds borrowed................................          24.2         5.6                      29.8
Long-term debt.................................................         100.3        40.3                     140.6
                                                                      -------  -----------                  -------
    Total interest expense.....................................       1,055.2       301.9                   1,357.1
                                                                      -------  -----------                  -------
Net interest income............................................         906.8       105.1                   1,011.9
Provision for credit losses....................................         202.2         8.0                     210.2
                                                                      -------  -----------                  -------
Net interest income after provision for credit losses..........         704.6        97.1                     801.7
NONINTEREST INCOME
Trust fees.....................................................         115.5      --                         115.5
Credit card fees...............................................          94.4      --                          94.4
Service charges on deposit accounts............................          97.2         5.4                     102.6
Edina Realty commission income.................................            --        26.2   $    (26.2 )        0.0
Insurance commissions..........................................          27.2      --                          27.2
Securities gains...............................................           8.9        33.4                      42.3
Other..........................................................         154.5        23.8         (1.9 )      176.4
                                                                      -------  -----------  -----------     -------
    Total noninterest income...................................         497.7        88.8        (28.1 )      558.4
NONINTEREST EXPENSE
Salaries.......................................................         371.7        39.5         (9.1 )      402.1
Employee benefits..............................................          79.3         8.5                      87.8
Net occupancy..................................................          84.0        14.6         (5.9 )       92.7
Furniture and equipment........................................          64.8         3.0         (1.4 )       66.4
FDIC insurance.................................................          38.5         8.0                      46.5
Professional services..........................................          37.8         2.3         (0.4 )       39.7
Amortization of goodwill and other intangibles.................          21.6         5.4                      27.0
Other..........................................................         271.6        42.8        (11.2 )      303.2
                                                                      -------  -----------  -----------     -------
    Total noninterest expense..................................         969.3       124.1        (28.0 )    1,065.4
                                                                      -------  -----------  -----------     -------
Income before income taxes.....................................         233.0        61.8         (0.1 )      294.7
Applicable income taxes........................................          25.9         4.4                      30.3
                                                                      -------  -----------  -----------     -------
Net income.....................................................       $ 207.1  $     57.4   $     (0.1 )    $ 264.4
                                                                      -------  -----------  -----------     -------
                                                                      -------  -----------  -----------     -------
Net income applicable to common equity.........................       $ 183.4                               $ 240.7
                                                                      -------                               -------
                                                                      -------                               -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares....................   102,533,284                            117,259,058
Primary net income.............................................         $1.79                                 $2.05
Fully diluted net income.......................................          1.78                                  1.97

         See Notes to unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE A: BASIS OF PRESENTATION
    On July 21, 1994, First Bank System, Inc. ("FBS") signed a definitive agreement to acquire Metropolitan Financial Corporation ("MFC"), a regional financial services holding company headquartered in Minneapolis, Minnesota, with $8.1 billion in assets, $5.5 billion in deposits and $498 million in shareholders' equity. The agreement calls for the tax-free exchange of .6803 share of the common stock of FBS for each common share of MFC, or approximately
21.2 million FBS shares.

    The merger with MFC will be accounted for by FBS under the pooling of interests method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma combined financial statements. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income, and expenses of FBS and MFC are combined and recorded at their historical amounts. FBS expects that certain adjustments will be recorded by MFC, primarily to accrue for specific, identified costs related to the merger that are expected to be incurred within one year of the closing and to establish additional credit loss reserves that may be necessary to reflect FBS' plans with respect to the anticipated timing of and strategies related to the disposition of problem assets. The amounts of merger-related costs included or disclosed in these unaudited pro forma combined financial statements may change as additional information becomes available.

    The Unaudited Pro Forma Combined Balance Sheet is based on the unaudited consolidated balance sheets of FBS and MFC as of September 30, 1994. The Unaudited Pro Forma Combined Statements of Income are based on the unaudited consolidated statements of income of FBS and MFC.

    FBS expects to achieve operating cost savings primarily through reductions in staff, the consolidation and elimination of certain duplicate or excess office facilities, and the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the year subsequent to the closing and not ratably over, or at the beginning or end of, such period. No adjustment has been included in the unaudited pro forma combined financial statements for the anticipated operating cost savings.

    Certain amounts in the historical financial statements of MFC have been reclassified in the unaudited pro forma combined financial statements to conform to FBS' historical financial statement presentation.

    FBS completed the acquisition of Boulevard Bancorp, Inc. ("BBI") on March 25, 1994, and used the purchase method of accounting for the transaction. BBI, a holding company for four banks located in Chicago, Illinois, had $1.6 billion in assets and $1.2 billion in deposits. The unaudited statement of income for FBS for the six months ended June 30, 1994, included the results of operations of BBI since its acquisition date of March 25, 1994. The unaudited pro forma combined statements of income do not include the results of operations of BBI prior to March 25, 1994 as they are immaterial.

    The FBS results of operations for the year ended December 31, 1993, included merger-related charges of $72.2 million ($50.0 million after tax) associated with the acquisition of Colorado National Bankshares, Inc. These charges include a $29.7 million provision for anticipated reorganization and restructuring costs, system conversions, and customer communication costs and a $14.3 million write-down of premises and equipment related to redundant main office and branch facilities. Other charges, totaling $28.2 million, primarily involved severance.

    The FBS results of operations for the year ended December 31, 1992, included the effect of adopting two new accounting standards: Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Income from continuing operations before cumulative effect of changes in accounting principles for the year ended December 31, 1992, was reduced by $56.6 million as a result of increased income tax expense under SFAS No. 109 and $1.0 million for increased employee benefit expenses under SFAS No. 106. In addition, the net cumulative effect for prior years of adopting SFAS No. 109 and SFAS No. 106 resulted in a $157.3 million increase in net income in 1992.

    Also included in FBS results of operations for 1992 are merger-related charges of $124.0 million ($81.8 million after tax) associated with the acquisitions of Western Capital Investment Corporation and Bank Shares Incorporated. These charges included a $13.6 million provision for credit losses, a $26.4 million provision for losses on other real estate, and $84.0 million in merger, integration and restructuring provisions. These provisions were made to reflect FBS' intentions with respect to the disposition of problem assets and to provide for anticipated merger-related costs.

    The MFC results of operations for the nine months ended September 30, 1994 include charges totaling $9.5 million (net of tax), or approximately $.30 per share, related to the planned merger with FBS and the tentative settlement of two class action lawsuits against MFC and its subsidiaries, Edina Realty, Inc. and Equity Title Services, Inc. Expenses related to the merger totaled $1.4 million. An accrual of $14 million was recorded in the third quarter for costs associated with the tentative settlement of the lawsuits. The settlement was announced in September 1994 and requires final court approval.

    MFC's earnings in 1992 include $75,941,000 resulting from the cumulative effect of an accounting change related to the adoption of SFAS No. 109, "Accounting for Income Taxes" (SFAS 109). The prospective adoption of SFAS 109 resulted in an effective tax rate of nearly 39 percent in 1992 compared with 7 percent in 1991 and a tax benefit in 1990. The net effect of the adoption of SFAS 109 on current year net income was an increase of $41.5 million.

NOTE B: SALE OF BRANCHES

    Subsequent to the Merger, FBS proposes to sell the deposit relationships associated with approximately 60 excess branch locations. In addition, certain fixed assets which are used to service those deposit relationships will be sold. Earning assets will not be sold.

NOTE C: CLASSIFICATION OF INVESTMENT SECURITIES

    Effective December 31, 1993, FBS adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 115, "Accounting for Certain Investments in Debt and Equity Securities" and reported its entire $3.3 billion investment portfolio as available for sale. Based upon the preliminary analysis performed by FBS on the held to maturity investment securities of MFC, FBS anticipates reclassifying this entire portfolio as available for sale. The MFC investment securities reflected in the unaudited Pro Forma Combined Balance Sheet have been reclassified as available for sale securities and a mark to market adjustment of $72 million has been recorded, based on the reported market value at September 30, 1994. In addition, deferred taxes of $27 million and a reduction in shareholders' equity of $45 million were also recorded.

NOTE D: SALE OF REAL ESTATE BROKERAGE SUBSIDIARY

    Because of regulatory restrictions on nonbanking activities, FBS expects that within two years of the closing of the Merger, it will sell Edina Realty, Inc., MFC's real estate brokerage subsidiary.

NOTE E: REORGANIZATION AND RESTRUCTURING ACCRUALS

    The pro forma statements assume that in 1994 MFC will, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to reflect the plans of FBS with respect to the conduct of MFC's business following the Merger, including the anticipated timing of and strategies for the disposition of problem assets, and to provide for certain costs and expenses relating to the Merger. Accordingly it is expected that additional credit-related reserves of approximately $14 million will be established, principally related to FBS' plan and policies with respect to certain commercial loans and the consumer loan portfolios, and accruals aggregating approximately $82 million will be recorded to reflect specific expenses and identified restructuring charges, expected to be incurred within one year of closing. Accordingly, for purposes of the unaudited Pro Forma Combined Balance Sheet, the following accruals have been recorded: $16 million reserve for the expense of closing duplicate facilities, $30 million accrual for the estimated costs related to

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION--(CONCLUDED)

severance, $24 million accrual for systems and operations conversion costs, and $12 million for other specific merger-related costs. In addition, deferred tax benefits of $37 million and deferred tax liabilities of $11 million related to the pro forma adjustments have been recorded.

    The amount of the adjustments discussed and reflected in the unaudited Pro Forma Combined Balance Sheet are preliminary estimates. The actual amount of the adjustments to be made by MFC will be based on information available at that time and could be different from the estimates. These adjustments have not been included in the unaudited Pro Forma Combined Statements of Income, as they are not expected to have a continuing impact on FBS.

NOTE F: SHAREHOLDERS' EQUITY

    In conjunction with the Merger, each of the 488,750 outstanding shares of MFC preferred stock will be converted into a right to receive $27.00 cash, plus any accumulated and unpaid dividends on such shares, and as a result, MFC's shareholders' equity in the unaudited Pro Forma Combined Balance Sheet has been reduced by $13.2 million.

    Common stock in the unaudited Pro Forma Combined Balance Sheet has been adjusted to reflect the par value of the FBS stock to be issued, with a related adjustment to capital surplus. Investment securities and capital surplus have been adjusted to reflect the retirement of MFC shares held by FBS prior to the merger. MFC's retained earnings reflect the adjustments for anticipated merger-related costs as discussed above.

NOTE G: INCOME TAX PROVISIONS

    The income tax provision for adjustments related to the MFC acquisition reflected in the unaudited Pro Forma Combined Statements of Income have been computed at FBS' effective combined federal and state marginal tax rate.